Exhibit (d)(11)

                     INVESTMENT MANAGEMENT AGREEMENT

THIS AGREEMENT, made this 9th day of April, 2003, by and between IVY
DIVIDEND INCOME FUND (hereinafter called "Fund"), a series of Ivy Fund, and
WADDELL & REED IVY INVESTMENT COMPANY (hereinafter called "WRIICO"),

                                WITNESSETH:

In consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed by and between the parties hereto as follows:

I.   In General

     WRIICO agrees to act as investment adviser to Fund with respect to the investment of its assets and in general to supervise the investments of
Fund, subject at all times to the direction and control of the Board of
Trustees of Fund, all as more fully set forth herein.

II.  Duties of WRIICO with respect to investment of assets of Fund

     A. WRIICO shall regularly provide investment advice to Fund and shall, subject to the succeeding provisions of this section, continuously supervise the investment and reinvestment of cash, securities or other property comprising the assets of the investment portfolios of Fund; and in furtherance thereof, WRIICO shall:

         1. obtain and evaluate pertinent information about significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally or one or more of the portfolios of Fund, and whether concerning the individual companies whose securities are included in one or more of Fund's portfolios or the industries in which they engage, or with respect to securities which
WRIICO considers desirable for inclusion in one or more of Fund's portfolios;

         2. furnish continuously an investment program for each of the portfolios of Fund;

         3. determine what securities shall be purchased or sold by Fund;

         4. take, on behalf of Fund, all actions which appear to WRIICO necessary to carry into effect such investment programs and supervisory functions as aforesaid, including the placing of purchase and sale orders.

     B. WRIICO shall make appropriate and regular reports to the Board of
Trustees of Fund on the actions it takes pursuant to Section II.A. above.
Any investment programs furnished by WRIICO under this section, or any supervisory function taken hereunder by WRIICO shall at all times conform to and be in accordance with any requirements imposed by:

         1. the provisions of the Investment Company Act of 1940 and any rules or regulations in force thereunder;

         2. any other applicable provision of law;

         3. the provisions of the Declaration of Trust of Fund as amended from time to time;

         4. the provisions of the Bylaws of Fund as amended from time to time;

         5. the terms of the registration statement of Fund, as amended from time to time, under the Securities Act of 1933 and the Investment
Company Act of 1940, including any supplements to the prospectus(es) and statement of additional information contained in such registration statement.

     C. Any investment programs furnished by WRIICO under this section or any supervisory functions taken hereunder by WRIICO shall at all times be subject to any directions of the Board of Trustees of Fund, its Executive
Committee, or any committee or officer of Fund acting pursuant to authority given by the Board of Trustees.

III. Allocation of Expenses

     The expenses of Fund and the expenses of WRIICO in performing its functions under this Agreement shall be divided into two classes, to wit:
(i) those expenses which will be paid in full by WRIICO as set forth in subparagraph "A" hereof, and (ii) those expenses which will be paid in full by Fund, as set forth in subparagraph "B" hereof.

     A. With respect to the duties of WRIICO under Section II above, it shall pay in full, except as to the brokerage and research services acquired through the allocation of commissions as provided in Section IV hereinafter, for (a) the salaries and employment benefits of all employees of WRIICO who are engaged in providing these advisory services; (b)
adequate office space and suitable office equipment for such employees; and
(c) all telephone and communications costs relating to such functions. In addition, WRIICO shall pay the fees and expenses of all trustees of Fund who are affiliated with WRIICO or an affiliated corporation and the salaries and employment benefits of all officers of Fund who are affiliated persons of WRIICO.

     B. Fund shall pay in full for all of its expenses which are not listed above (other than those assumed by WRIICO or one of its affiliates in its capacity as principal underwriter of the shares of Fund, as Shareholder
Servicing Agent or as Accounting Services Agent for Fund), including (a)
the costs of preparing and printing prospectuses and reports to shareholders of Fund, including mailing costs; (b) the costs of printing all proxy statements and all other costs and expenses of meetings of shareholders of Fund (unless Fund and WRIICO shall otherwise agree); (c)
interest, taxes, brokerage commissions and premiums on fidelity and other insurance; (d) audit fees and expenses of independent accountants and legal fees and expenses of attorneys, but not of attorneys who are employees of
WRIICO or an affiliated company; (e) fees and expenses of its trustees not affiliated with Ivy Funds Distributor, Inc.; (f) custodian fees and expenses; (g) fees payable by Fund under the Securities Act of 1933, the
Investment Company Act of 1940, and the securities or "Blue-Sky" laws of any jurisdiction; (h) fees and assessments of the Investment Company
Institute or any successor organization; (i) such nonrecurring or extraordinary expenses as may arise, including litigation affecting Fund, and any indemnification by Fund of its officers, trustees, employees and agents with respect thereto; (j) the costs and expenses provided for in any
Shareholder Servicing Agreement or Accounting Services Agreement, including amendments thereto, contemplated by subsection C of this Section III. In the event that any of the foregoing shall, in the first instance, be paid by WRIICO, Fund shall pay the same to WRIICO on presentation of a statement with respect thereto.

     C. WRIICO, or an affiliate of WRIICO, may also act as (i) transfer agent or shareholder servicing agent of Fund and/or as (ii) accounting services agent of Fund if at the time in question there is a separate agreement, "Shareholder Servicing Agreement" and/or "Accounting Services
Agreement," covering such functions between Fund and WRIICO, or such affiliate. The entity, whether WRIICO, or its affiliate, which is the party to either such Agreement with Fund is referred to as the "Agent."  Each such Agreement shall provide in substance that it shall go into effect, or be amended, or a new agreement covering the same topics between Fund and the Agent may be entered into, only if the terms of such Agreement, such amendment or such new agreement have been approved by the Board of Trustees of Fund, including the vote of a majority of the trustees who are not
"interested persons" as defined in the Investment Company Act of 1940, of either party to the Agreement, such amendment or such new agreement
(considering WRIICO to be such a party even if at the time in question the
Agent is an affiliate of WRIICO), cast in person at a meeting called for the purpose of voting on such approval. Such a vote is referred to as a
"independent trustee" vote. Each such Agreement shall also provide in substance for its continuance, unless terminated, for a specified period which shall not exceed two years from the date of its execution and from year to year thereafter only if such continuance is specifically approved at least annually by a independent trustee vote, and that any independent trustee vote shall include a determination that (i) the Agreement, amendment, new agreement or continuance in question is in the best interests of Fund and its shareholders; (ii) the services to be performed under the Agreement, the Agreement as amended, new agreement or agreement to be continued are services required for the operation of Fund; (iii) the
Agent can provide services the nature and quality of which are at least equal to those provided by others offering the same or similar services;
and (iv) the fees for such services are fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality. Any such Agreement may also provide in substance that any independent trustee vote may be conditioned on the favorable vote of the holders of a majority (as defined in or under the Investment Company Act of
1940) of the outstanding shares of each class or series of Fund. Any such
Agreement shall also provide in substance that it may be terminated by the
Agent at any time without penalty upon giving Fund one hundred twenty (120)
days' written notice (which notice may be waived by Fund) and may be terminated by Fund at any time without penalty upon giving the Agent sixty
(60) days' written notice (which notice may be waived by the Agent), provided that such termination by Fund shall be directed or approved by the vote of a majority of the Board of Trustees of Fund in office at the time or by the vote of the holders of a majority (as defined in or under the
Investment Company Act of 1940) of the outstanding shares of each class or series of Fund.

IV.  Brokerage

     A. WRIICO may select brokers to effect the portfolio transactions of
Fund on the basis of its estimate of their ability to obtain, for reasonable and competitive commissions, the best execution of particular and related portfolio transactions. For this purpose, "best execution"
means prompt and reliable execution at the most favorable price obtainable.
Such brokers may be selected on the basis of all relevant factors including the execution capabilities required by the transaction or transactions, the importance of speed, efficiency, or confidentiality, and the willingness of the broker to provide useful or desirable investment research and/or special execution services. WRIICO shall have no duty to seek advance competitive commission bids and may select brokers based solely on its current knowledge of prevailing commission rates.

     B. Subject to the foregoing, WRIICO shall have discretion, in the interest of Fund, to direct the execution of its portfolio transactions to brokers who provide brokerage and/or research services (as such services are defined in Section 28(e) of the Securities Exchange Act of 1934) for
Fund and/or other accounts for which WRIICO exercises "investment discretion" (as that term is defined in Section 3(a)(35) of the Securities
Exchange Act of 1934); and in connection with such transactions, to pay commission in excess of the amount another adequately qualified broker would have charged if WRIICO determines, in good faith, that such commission is reasonable in relation to the value of the brokerage and/or research services provided by such broker, viewed in terms of either that particular transaction or the overall responsibilities of WRIICO with respect to the accounts for which it exercises investment discretion. In reaching such determination, WRIICO will not be required to attempt to place a specified dollar amount on the brokerage and/or research services provided by such broker; provided that WRIICO shall be prepared to demonstrate that such determinations were made in good faith, and that all commissions paid by Fund over a representative period selected by its Board of Trustees were reasonable in relation to the benefits to Fund.

     C. Subject to the foregoing provisions of this Paragraph "IV," WRIICO may also consider sales of Fund's shares and shares of investment companies distributed by Ivy Funds Distributor, Inc. or one of its affiliates, and portfolio valuation or pricing services as a factor in the selection of brokers to execute brokerage and principal portfolio transactions.

V.   Compensation of WRIICO

     A. As compensation in full for services rendered and for the facilities and personnel furnished under sections I, II, and IV of this
Agreement, Fund will pay to WRIICO for each day the fee specified in
Exhibit A hereto.

     B. The amounts payable to WRIICO shall be determined as of the close of business each day; shall, except as set forth below, be based upon the value of net assets computed in accordance with the Declaration of Trust of
Fund; and shall be paid in arrears whenever requested by WRIICO. In computing the value of the net assets of Fund, there shall be excluded the amount owed to Fund with respect to shares which have been sold but not yet paid to Fund by Ivy Funds Distributor, Inc.

VI.  Undertakings of WRIICO; Liabilities

     A. WRIICO shall give to Fund the benefit of its best judgment, efforts and facilities in rendering advisory services hereunder.

     B. WRIICO shall at all times be guided by and be subject to Fund's investment policies, the provisions of its Declaration of Trust and Bylaws as each shall from time to time be amended, and to the decision and determination of Fund's Board of Trustees.

     C. This Agreement shall be performed in accordance with the requirements of the Investment Company Act of 1940, the Investment Advisers
Act of 1940, the Securities Act of 1933, and the Securities Exchange Act of
1934, to the extent that the subject matter of this Agreement is within the purview of such Acts. Insofar as applicable to WRIICO, as an investment adviser and affiliated person of Fund, WRIICO shall comply with the provisions of the Investment Company Act of 1940, the Investment Advisers
Act of 1940 and the respective rules and regulations of the Securities and
Exchange Commission thereunder.

     D. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of
WRIICO, it shall not be subject to liability to Fund or to any stockholder of Fund for any act or omission in the course of or connected with rendering services thereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

VII. Duration of this Agreement

     This Agreement shall become effective at the start of business on the date hereof and shall continue in effect, unless terminated as hereinafter provided, for a period of one year and from year-to-year thereafter only if such continuance is specifically approved at least annually by the Board of
Trustees, including the vote of a majority of the trustees who are not parties to this Agreement or "interested persons" (as defined in the
Investment Company Act of 1940) of any such party, cast in person at a meeting called for the purpose of voting on such approval, or by the vote of the holders of a majority (as so defined) of the outstanding voting securities of a series of Fund with respect to that series and by the vote of a majority of the trustees who are not parties to this Agreement or
"interested persons" (as so defined) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

VIII.     Termination

     This Agreement may be terminated by WRIICO at any time without penalty upon giving Fund one hundred twenty (120) days written notice (which notice may be waived by Fund) and may be terminated by Fund at any time without penalty upon giving WRIICO sixty (60) days written notice (which notice may be waived by WRIICO), provided that such termination by Fund shall be directed or approved by the vote of a majority of the Board of Trustees of
Fund in office at the time or by the vote of a majority (as defined in the
Investment Company Act of 1940) of the outstanding voting securities of
Fund. This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for this purpose having the meaning defined in Section 2(a)(4) of the Investment Company Act of 1940 and the
rules and regulations thereunder.

IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers and their corporate seal to be hereunto affixed, all as of the day and year first above written.

(Seal)                       IVY FUND
                             IVY DIVIDEND INCOME FUND

                        By:  /s/Daniel C. Schulte
                             ----------------------------------------
                             Daniel C. Schulte, Vice President

ATTEST:

By: /s/Kristen A. Richards
    -------------------------------------
    Kristen A. Richards, Secretary

(Seal)                       WADDELL & REED IVY
                             INVESTMENT COMPANY

                        By:  /s/Henry J. Herrmann
                             -----------------------------------
                             Henry J. Herrmann, President

ATTEST:

By: /s/Daniel C. Schulte
    ----------------------------------
    Daniel C. Schulte, Secretary

               EXHIBIT A TO INVESTMENT MANAGEMENT AGREEMENT

                        IVY DIVIDEND INCOME FUND

                              FEE SCHEDULE

A cash fee computed each day on the net assets of the Fund at the annual rates listed below:

Net Assets                                Fee*

Up to $1 billion                          0.70% of net assets

Over $1 billion and up to $2 billion      0.65% of net assets

Over $2 billion and up to $3 billion      0.60% of net assets

Over $3 billion                           0.55% of net assets

*If the Fund's net assets are less than $25 million, Waddell & Reed Ivy
Investment Company has agreed to waive the management fee, subject to its right to change or modify this waiver.